                                                                    EXHIBIT 4.O4


NEMATRON CORPORATION
5840 INTERFACE DRIVE
ANN ARBOR, MI 48103


            BORROWER'S NAME AND ADDRESS
"I" includes each borrower above, joint and severally.
--------------------------------------------------------------------------------

CHELSEA STATE BANK
1010 SOUTH MAIN STREET
CHELSEA, MI 48118


             LENDER'S NAME AND ADDRESS
"You" means the lender, its successors and assigns.
--------------------------------------------------------------------------------

Loan Number #75382-2
Date SEPTEMBER 19, 1996
Maturity Date SEP. 19, 2001
Loan Amount $2,300,000.00
Renewal of 60 MONTHS
: PN $480,103.27
--------------------------------------------------------------------------------

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of TWO MILLION THREE HUNDRED THOUSAND AND NO/100*
* * * * * * * * * * * * * * *   Dollars $ 2,300,000.00

[XX] Single Advance: I will receive all of this principal sum on SEPTEMBER 19,
       1996.  No additional advances are contemplated under this note.
[  ] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On __________________ I will receive the amount of $______________ and future principal advances are contemplated.
       Conditions: The conditions for future advances are ______________________
       _________________________________________________________________________
       _________________________________________________________________________
       [  ] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time.  This feature is subject to all other conditions and expires on ________________.
       [  ] Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from
       SEP. 19, 1996 at the rate of 9.500% per year until SEPTEMBER 19, 2001.
[  ] Variable Rate: This rate may then change as stated below.
       [ ] Index Rate: The future rate will be ______________ the following index rate: _____________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
       [  ] No Index: The future rate will not be subject to any internal or external index.  It will be entirely in your control.
       [  ] Frequency and Timing: The rate on this note may change as often as
              ______________________________________________________.  A change in the interest rate will take effect ___________________________. [ ] Limitations: During the term of this loan, the applicable annual interest rate will not be more than ________% or less than _____ _________%. The rate may not change more than ___________________
              ____% each ______________.
       Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
       [  ] The amount of each scheduled payment will change.
       [  ] The amount of the final payment will change.
       [  ] ___________________________________________________________________.
ACCRUAL METHOD: Interest will be calculated on a ACTUAL/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
       [XX] on the same fixed or variable rate basis in effect before maturity
              (as indicated above).
        [  ] at a rate equal to _______________________________________________.
[XX] LATE CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of 2.000% OF THE LATE PAYMENT WITH A MINIMUM OF $10.00 AND A MAXIMUM OF $100.00.
[XX] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [XX] are [ ] are not included in the principal amount above: $5,000. PROCESSING FEE.
PAYMENTS: I agree to pay this note as follows:
[  ] Interest: I agree to pay accrued interest _________________________________
       _________________________________________________________________________
[  ] Principal: I agree to pay the principal ___________________________________
       _________________________________________________________________________
[XX] Installments: I agree to pay this note in 60 payments. The first payment will be in the amount of $29,900.00 and will be due OCTOBER 19, 1996.
       A payment of $29,900.00 will be due ON THE 19TH DAY OF EACH MONTH thereafter. The final payment of the entire unpaid balance of principal and interest will be due SEPTEMBER 19, 2001.

ADDITIONAL TERMS:
  MORTGAGE DATED SEPT. 19, 1996 ON PROPERTY COMMONLY KNOWN 5840 INTERFACE DRIVE ANN ARBOR, MI.
  PREPAYMENT PENALTY: 1% OF OUTSTANDING BALANCE OF LOAN IF PAID BELOW $1.8 MILLION PRIOR TO DECEMBER 31, 1998.

  COVENANTS: STOCKHOLDERS EQUITY LESS SOFTWARE DEVELOPMENT COSTS & OTHER INTANGIBLES (TANGIBLE NET WORTH) N/L/T $10 MILLION.
               : TOTAL LIABILITIES LESS SUBORDINATED DEBT TO SUM OF TANGIBLE NET WORTH PLUS SUBORDINATED DEBT N/T/E 2.50 TO 1.
  (TO BE SERVICED QUARTERLY)
COMPANY TO PROVIDE QUARTERLY 10Q AND ANNUAL 10K STATEMENTS.

[XX] SECURITY: This note is separately       PURPOSE: The purpose of this loan
secured by (describe separate document       is BUSINESS: REFINANCE CURRENT
by type and date): MORTGAGE OF EVEN DATE     MORTGAGE W/CSB

                                             SIGNATURES: I AGREE TO THE TERMS OF
                                             THIS NOTE (INCLUDING THOSE ON PAGE
(This section is for your internal use.      2.)  I have received a copy on
Failure to keep a separate security          today's date.
document does not mean the agreement
will not secure this note.)
----------------------------------------

Signature for Lender                         NEMATRON CORPORATION
                                             -----------------------------------

X /s/ Ken Gietzen                            BY: /s/ Frank G. Logan, III
-----------------------------------          -----------------------------------
KEN GIETZEN 12-RO-KG 38-2483796              FRANK G. LOGAN, III, PRESIDENT



X                                            BY: /s/ David P. Gienapp
-----------------------------------          -----------------------------------
PAYS BL#74790                                DAVID P. GIENAPP, CFO/TREAS.


                                             -----------------------------------
                                                                   (page 1 of 2)